Exhibit 99.1

TIBCO Executive Vice President and Chief Financial Officer, Christopher G. O’Meara, Steps Down; Murray D. Rode becomes Chief Financial Officer

PALO ALTO, Calif., October 17, 2005 – TIBCO Software Inc. (Nasdaq:TIBX), a leading business integration and process management software company that enables real-time business, today announced that after eight years with TIBCO, Christopher G. O’Meara is stepping down as executive vice president and chief financial officer.

“During Chris’s tenure, TIBCO was one of the first technology companies to comply with section 404 of the Sarbanes-Oxley Act of 2002 and has been known to always act with the highest degree of financial integrity,” said Vivek Ranadive, TIBCO’s chairman, on behalf of the board. “Chris O’Meara has served TIBCO well and we greatly appreciate his professionalism and diligent services to the company.”

Murray D. Rode, who currently serves as TIBCO’s executive vice president, strategic operations, will assume the post of chief financial officer, effective immediately, while continuing with his current duties.

Mr. Ranadive added, “Murray is a seasoned executive who currently plays a key role in the management of the company and the development of its vision and strategy. He has a proven track record and an in-depth understanding of our business and its operations, and will bring a strong operational focus to the CFO role.”

Mr. Ranadive continued, “I expect this to be a smooth transition and we will continue TIBCO’s practice of prudent financial management. Our business remains sound, our outlook for Q4 remains unchanged at this time and we have a very strong accounting and finance team. This change will allow even tighter linkages between our financial goals and our overall strategy and its implementation.”

Mr. Rode has been with TIBCO (and its predecessor company) for over 10 years. Prior to his newly expanded role, he served as executive vice president, strategic operations, responsible for general operations coordination, overall expense management, corporate strategy, budget planning, and mergers and acquisitions. Prior to joining TIBCO, Mr. Rode was a management consultant with a major international consulting firm. Mr. Rode holds a B.A. degree from the University of Alberta, Canada.

About TIBCO Software

TIBCO Software Inc. (NASDAQ:TIBX) is a leading business integration and process management software company that enables real-time business. Real-Time Business is about helping companies become more cost-effective, more agile and more efficient. TIBCO has delivered the value of Real-Time Business, what TIBCO calls The Power of Now®, to over 2,000 customers around the world and in a wide variety of industries. For more information on TIBCO’s proven enterprise backbone, business integration, business process management, and business optimization solutions, TIBCO can be reached at +1 650-846-1000 or on the Web at www.tibco.com. TIBCO is headquartered in Palo Alto, CA.

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TIBCO, the TIBCO logo, The Power of Now and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries.

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Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements by our CEO regarding the outlook for our business, the results of the fourth quarter of our 2005 fiscal year, and our ability to effect a smooth transition of the CFO role to Mr. Rode. Actual results could differ materially from such forward-looking statements for a number of reasons, including reduced demand for integration products and services or economic conditions affecting the market for integration products and services generally, or if TIBCO is unable to compete successfully with new or existing competitors. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2004 and Quarterly Report on Form 10-Q for the quarter ended August 28, 2005. TIBCO assumes no obligation to update the forward-looking statements included in this release.